UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2007

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 9, 2007, Cash Systems, Inc. (the “Company”) entered into waiver agreements with its note holders with respect to the senior secured convertible notes issued by the Company on October 10, 2006 in the original aggregate principal amount of $20,000,000 (the “Notes”). Pursuant to these waiver agreements, the note holders have waived until August 20, 2007 any event of default arising under the Notes or any other Transaction Document (as defined in the Notes) as a result of the Company’s failure as of June 30, 2007 to meet the quarterly financial threshold in the Notes relating to Consolidated EBITDA. These waiver agreements are designed to provide a reasonable period of time for the Company and the note holders to reach an agreement on amending the Notes and the other Transaction Documents to reflect the terms set forth on Exhibit A of the waiver agreements which, in addition to providing for the modification of the quarterly Consolidated EBITDA financial threshold, provide for an increase in the interest rate on the Notes from 6.5% to 7.5%, an increase in the face amount of the Notes, the right of the note holders to require the Company to redeem a portion of the Notes at face value on October 10, 2008, the right of the Company to redeem a portion of the Notes at 130% of face value on October 10, 2008, the modification of the exercise price of the warrants that were issued concurrently with the Notes and the issuance of additional warrants. In the event the Company and the note holders are unable to reach such an agreement on or prior to August 20, 2007, the Company will be in default under the Notes and the note holders will be entitled to, among other things, accelerate the maturity of the outstanding balance of the Notes. If the Company is unable to secure alternative financing or raise additional capital to repay this outstanding balance at maturity, the note holders would be entitled to foreclose on substantially all of the Company’s assets, which secure the Notes.
     Copies of the waiver agreements with the note holders are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, and are incorporated herein by reference. The foregoing description of the waiver agreements is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibits.
Item 2.02. Results of Operations and Financial Condition.
     The information in Item 2.02, “Results of Operations and Financial Condition,” of this Current Report on Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. Furthermore, the information in Item 2.02, “Results of Operations and Financial Condition,” of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     On August 9, 2007, the Company issued a press release announcing second quarter 2007 results. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Waiver dated August 9, 2007 between Cash Systems, Inc. and Portside Growth and Opportunity Fund.

10.2	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highbridge International LLC.

10.3	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital Partners, LP.

10.4	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital Partners QP, LP.

10.5	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital International, Ltd.

99.1	Press release announcing second quarter 2007 results dated August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)

Dated: August 9, 2007	By:	/s/ Andrew Cashin
	Name:	Andrew Cashin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Waiver dated August 9, 2007 between Cash Systems, Inc. and Portside Growth and Opportunity Fund.

10.2	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highbridge International LLC.

10.3	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital Partners, LP.

10.4	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital Partners QP, LP.

10.5	Waiver dated August 9, 2007 between Cash Systems, Inc. and Highline Capital International, Ltd.

99.1	Press release announcing second quarter 2007 results dated August 9, 2007.